Exhibit 99.1

Icahn Enterprises L.P.

Investor Contact:

SungHwan Cho

Chief Financial Officer

(212) 702-4300

For Release: February 6, 2014

ICAHN ENTERPRISES ANNOUNCES EXECUTIVE APPOINTMENTS

(New York, New York, February 6, 2014) – Icahn Enterprises L.P. (“Icahn Enterprises”) (NASDAQ: IEP) is pleased to announce the appointment of Keith Cozza to the positions of President and Chief Executive Officer, effective as of February 5, 2014. Mr. Cozza succeeds Daniel A. Ninivaggi, who will become Co-Chief Executive Officer of Federal-Mogul Corporation (NASDAQ: FDML), a subsidiary of Icahn Enterprises and a leading global supplier of products and services to the world's manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets.. Mr. Ninivaggi will continue to serve as a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises, as well as certain affiliates of Icahn Enterprises, including CVR Refining, L.P, Federal-Mogul Corporation and Tropicana Entertainment, Inc.

Mr. Cozza, currently a director of Icahn Enterprises, has been employed by Icahn Enterprises and its affiliates for 10 years, most recently as Executive Vice President of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises, and Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, an affiliate of Icahn Enterprises. Prior to joining Icahn, Mr. Cozza was a senior assurance associate at Grant Thornton LLP. Mr. Cozza is also a director of: Herbalife Ltd., a nutrition company; CVR Refining, LP, an independent downstream energy limited partnership; and XO Holdings, a competitive provider of telecom services. Mr. Cozza was previously a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

Carl C. Icahn, Chairman of Icahn Enterprises, stated, “I am pleased to welcome Dan and Keith to their new roles. Keith has been an invaluable member of our team and his promotion is well deserved. Dan has done an excellent job as our President and CEO over the past four years and I am confident that he will make future contributions in his new role.”

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Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the funds we manage, losses in the funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

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